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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 5, 2004


                                       ZAP
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             (Exact name of Registrant as specified in its charter)


         CALIFORNIA                      0-303000                94-3210624
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(State or other jurisdiction           (Commission            (I.R.S. Employer
      of incorporation)                File Number)          Identification No.)


                                501 FOURTH STREET
                              SANTA ROSA, CA, 95401
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                    (Address of principal executive offices)


                                 (707) 525-8658
               Registrant's telephone number, including area code


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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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Item 7.01  Regulation FD Disclosure

The Board of Directors extended the expiration date of the Company's Series C warrants and Series C-2 restricted warrants by one year to July 1, 2005 at an exercise price of $5.00 per warrant.

In October, 2004 the Company filed with the Secretary of State of California to Amend and Restate the Articles of Incorporation to fix rights and conditions of the Preferred Stock. The Company filed a Schedule 14C Information with the Securities and Exchange Commission which details the specific amendments.


Item 8.01  Other Events.

On October 25, 2004 , ZAP signed a Definitive Stock Agreement with Smart-Automobile, LLC. The conversion agreement outlines the formula for converting the $8 million of ZAP Preferred Stock into Common Stock based upon certain performance objectives.






Item 9.01  Financial Statements and Exhibits.

     (c)       Exhibits.
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               Exhibit No.              Description
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                 99.1        Press Release dated November 5, 2004
                 99.2 Conversion Agreement dated October 25, 2004 with Smart-Automobile,LLC






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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

November 5, 2004

ZAP

BY: /s/ Steven Schneider
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    Steven M. Schneider,
    Chief Executive Officer


























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